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                                                                    Exhibit 23.8


                         Independent Auditors' Consent


We consent to the use in this Registration Statement on Form S-8 of FirstMerit Corporation (post effective Amendment No. 1 to Registration Statement No. 333-57439 on Form S-4) of our report dated April 22, 1998, appearing in Appendix C to Part 1 (Prospectus and Proxy Statement) of Registration Statement No. 333-57439 on Form S-4 of FirstMerit Corporation filed on June 22, 1998, which is being amended by this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus and Proxy Statement.


/s/ Deloitte & Touche LLP

October 23, 1998
Cleveland, Ohio